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                                                         Exhibit 10.11


                                 PROMISSORY NOTE

$1,052,632.00                                          December 20, 1999

      FOR VALUE RECEIVED, the undersigned, KENT A. DOLBY (the "Maker"), absolutely and unconditionally promises to pay to PAPEREXCHANGE.COM, LLC, a Delaware limited liability company (the "Company"), at 545 Boylston Street, Boston, Massachusetts 02108, or at such other place as the Company may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION FIFTY-TWO THOUSAND SIX HUNDRED THIRTY-TWO DOLLARS AND NO CENTS ($1,052,632.00) in the amounts and at the times set forth below. Interest shall accrue on the outstanding principal amount hereof from the date hereof through and including the date on which such principal amount is paid in full, computed on the basis of a year of 365 or 366 days, as the case may be, at a rate per annum of 6.2%, compounded annually, and shall be due and payable in full on the final maturity hereof. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to such terms in the Interest Purchase Agreement dated as of December 20, 1999, between the Company and the Maker (as amended from time to time, the "Purchase Agreement"). This is the "Note" issued pursuant to the Purchase Agreement.

      The principal of and accrued interest on this Note, if not earlier paid in full, shall be due and payable in full on December 20, 2003 (the "Maturity Date").

      The Maker may prepay this Note, in whole or in part, at any time or times prior to the Maturity Date without penalty or premium.

      Any overdue payment of principal and, to the extent permitted by applicable law, overdue interest, shall bear interest until such overdue principal or interest is paid, computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed, at a rate per annum of 10%.

      In order to secure the due and punctual payment and performance of his obligations hereunder, the Maker hereby pledges, assigns and grants a continuing security interest in and lien on the Interests, and all income therefrom, increases therein and proceeds thereof, to be held by the Company subject to the terms and conditions hereinafter set forth. Upon repayment of this Note in full in cash, all of the Company's security interest and lien granted hereunder shall immediately terminate and the Company shall promptly provide a written release to Maker.

      In the event that the Maker shall, by dividend, if applicable, distribution of capital or recapitalization of the Company upon or in respect of the Interests,

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                                      -2-


acquire any additional interests or other ownership units of the Company or any securities exchangeable for or convertible into such interests or other ownership units (collectively, "Other Securities"), the Maker shall forthwith deliver to and pledge such Other Securities to the Company under this Note, accompanied by appropriate instruments of assignment thereof duly executed in blank by the Maker. For purposes of this Note the term "Interests" shall include the Interests under (and as defined in) the Purchase Agreement, and any Other Securities. The Maker shall not sell, assign or otherwise transfer any of his right, title or interest in or to any of the Interests except for the pledge of the Interests to the Company pursuant hereto. Notwithstanding any term contained herein to the contrary, the disposition of the Interests arising solely as a result of (i) a transfer of Interests permitted under the Operating Agreement (as such term is defined in the Purchase Agreement), or (ii) the Reorganization (as such term is defined in the Purchase Agreement), shall not constitute a violation of the Maker's covenant contained in the immediately preceding sentence so long as the Maker takes all actions that the Company reasonably requests in order for the Company to maintain its first priority perfected security interest in the Interests (including any Interests to be transferred) until the payment in full in cash of this Note.

      If applicable, the Maker shall be entitled to receive all cash dividends or other cash distributions paid in respect of the Interests and to vote the Interests and to give consents, waivers and ratifications in respect of the Interests unless and until (a) the Maker shall fail to pay any installment of principal or interest due hereunder and such failure is not remedied within five days following the date on which the Company delivers notice of such default to the Maker, or (b) any transfer by the Maker of the Interests except as expressly permitted under this Note, (c) a voluntary proceeding is filed by the Maker or an involuntary proceeding is filed against the Maker (which such involuntary proceeding is not dismissed within 60 days after filing) seeking liquidation, reorganization or an arrangement with the Maker's creditors under any provision of the United States Bankruptcy Code as then in effect or any state insolvency laws, or (d) the Company shall cease to have a first priority perfected security interest in the Interests other than as a result of the Company's own act or omission (each of (a), (b), (c) and (d) above being referred to herein as an "Event of Default"). Except as set forth in the immediately preceding sentence, all sums or other property paid or distributed upon or with respect to the Interests shall be paid over and delivered to the Company to be held as further security for the due and punctual payment and performance of the Maker's obligations hereunder. In the event that, notwithstanding the immediately preceding sentence, any such sums or other property are received by the Maker, such sums or property shall be held in trust for the Company and promptly paid over and delivered to the Company.

      Upon the occurrence and during the continuance of any Event of Default, the Company shall have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under

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                                      -3-


the Uniform Commercial Code of the Commonwealth of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently:

            (a) If the Company so elects and gives written notice of such election to the Maker, the Company may vote any or all of the Interests, if applicable, possessing voting rights (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the Interests and otherwise act with respect thereto as though it were the outright owner thereof, the Maker hereby irrevocably constituting and appointing the Company the proxy and attorney-in-fact of the Maker, with full power of substitution, to do so;

            (b) The Company may demand, sue for, collect or make any compromise or settlement in respect of any Interests held by it hereunder that it deems suitable;

            (c) The Company may sell, resell, assign and deliver, or otherwise dispose of any or all of the Interests, for cash and/or credit and upon such terms at such place or places and at such time or times and to such persons, firms, companies or corporations as the Company shall approve, all without demand for performance by the Maker or advertisement or any further notice whatsoever except such as may be required by law; and

            (d) The Company may at any time, at its option, cause all or any part of the Interests held by it to be transferred into its name or the name of its nominee or nominees, receive any income thereon and hold such income as additional collateral or apply it to the obligations hereunder.

Notwithstanding anything herein to the contrary, upon the occurrence of any Event of Default all of the unpaid principal and interest hereunder shall be immediately due and payable automatically and without any requirement of any notice from or action by the Company and without presentment, demand, protest and other notice of any kind, all of which are hereby expressly waived by the Maker.

      No provision of this Note shall require the payment of, or permit contracting for, charging, receiving or collecting interest in excess of the rate then permitted by applicable law. Regardless of any provision contained herein, the Company shall not be entitled to contract for, charge, take, reserve, receive or apply, as interest hereunder, any amount in excess of the highest lawful rate, and, in the event the Company ever contracts for, charges, takes, reserves, receives or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such, and if the principal debt is paid in full, any remaining excess shall forthwith be paid to the Maker.

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                                      -4-


      The Maker hereby (a) waives presentment, demand, protest and notice of presentment, notice of dishonor of this debt and each and every other notice of any kind respecting this Note except notices of default as provided herein and
(b) agrees that this Note shall be binding upon it and its successors and assigns.

      Notwithstanding anything contained in this Note to the contrary, it is understood and agreed that recourse against the Maker under any rule of law, statute or constitution or by enforcement of any assessments or penalties or otherwise for the payment of the principal of this Note against the Maker or his legal representatives or permitted assigns or successors shall, as of the time that recourse is sought against the Maker, be limited to 40% of the then outstanding principal amount due under this Note; provided that no term contained herein shall limit the recourse of the Company against the Interests which are pledged as security for this Note.

      The Maker shall pay on demand all collection costs and expenses, including reasonable legal fees and disbursements, incurred by the Maker in enforcing payment hereof.

      Without the prior written consent of the Maker, this Note may not be sold, exchanged or otherwise transferred by the Company to any party other than a party that is a successor in interest to all or substantially all of the Company's assets by merger, reorganization or otherwise.

      THIS NOTE SHALL BE DEEMED TO TAKE EFFECT AS A SEALED INSTRUMENT UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.


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      IN WITNESS WHEREOF, the Maker has executed this Note as an instrument under seal as of the day and year first above written.


Illegible
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Witness


                                /s/ Kent A. Dolby
                                -----------------
                                KENT A. DOLBY